EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Amendment No. 1 to the Registration Statement on Form S-4 of Texas United Bancshares, Inc, of our report dated March 7, 2005 on the financial statements of Gateway Holding Company, Inc. and Subsidiaries, appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement and to the use of our name as it appears under the caption “Experts” in such Joint Proxy Statement/Prospectus.

/s/ Payne, Falkner, Smith & Jones, P.C.

Dallas, Texas
October 18, 2005